CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated January 11, 1996 on financial statements of Jefferson-Pilot Capital
Appreciation Fund, Inc. referred to therein in this Registration
Statement on Form N-14

     We also consent to the reference to our firm in the Proxy Statement under the caption "Ratification or Rejection of Selection of Independent Auditors", in the Jefferson-Pilot Capital Appreciation Fund, Inc. Prospectus and Statement of Additional Information under the captions "Condensed Financial Information", and "General Information", respectively.


/s/ McGladrey & Pullen LLP
New York, New York
September 6, 1996









MERGE/270CON.MP